EXHIBIT 11




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                                                                           Exhibit 11

                        THE LOUISIANA LAND AND EXPLORATION COMPANY

                         Computation of Primary and Fully Diluted
                                 Earnings (Loss) Per Share

                       Years Ended December 31, 1994, 1993 and 1992
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                                                               (Millions, except per
                                                                    share data)
                                                             1994       1993       1992
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PRIMARY EARNINGS (LOSS) PER SHARE:
Earnings (loss) before extraordinary item and cumulative
  effect of changes in accounting principles              $(226.9)      12.7       (1.2)
Loss on early retirement of debt                                -       (3.3)      (5.6)
Changes in accounting principles                                -         .2          -
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Net earnings (loss)                                       $(226.9)       9.6       (6.8)
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Weighted average shares outstanding                          33.3       29.4       28.3
Incremental shares attributable to outstanding
  stock options                                                .1         .1         .1
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Weighted average shares, as adjusted                         33.4       29.5       28.4
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Primary earnings (loss) per share before extraordinary
  item and cumulative effect of changes in accounting
  principles                                              $ (6.80)      0.43      (0.04)
Loss on early retirement of debt                                -      (0.11)     (0.20)
Changes in accounting principle                                 -       0.01          -
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PRIMARY EARNINGS (LOSS) PER SHARE                         $ (6.80)      0.33      (0.24)
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FULLY DILUTED EARNINGS (LOSS) PER SHARE:
Earnings (loss) before extraordinary item                     N/A        N/A     $ (1.2)
Add back interest expense applicable to convertible
  subordinated debentures, net of income taxes                                      1.8
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                                                                                     .6
Loss on early retirement of debt                                                   (5.6)
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Net earnings (loss) , as adjusted                             N/A        N/A     $ (5.0)
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Weighted average shares outstanding                                                28.3
Incremental shares attributable to outstanding
  stock options                                                                       -
Shares attributable to assumed conversion of
  convertible subordinated debentures                                                .3
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Weighted average shares, as adjusted                          N/A        N/A       28.6
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Fully diluted earnings (loss) per share before
  extraordinary item                                          N/A        N/A     $ 0.02
Loss on early retirement of debt                                                  (0.19)
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FULLY DILUTED EARNINGS (LOSS) PER SHARE                       N/A        N/A     $(0.17)*
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* This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to APB Opinion No. 15 because it produces an anti-dilutive result.
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